Exhibit 23.3

Phone +41 44 444 35 55 www.bdo.ch zurich@bdo.ch	BDO Ltd Schiffbaustrasse 2 8031 Zurich

Consent of Independent Registered Public Accounting Firm

Addex Therapeutics Ltd

Geneva, Switzerland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 3 to Registration Statement (Registration No. 333-271611) of our report dated April 18, 2024, relating to the consolidated financial statements of Addex Therapeutics Ltd appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus

Zürich, April 18, 2024 BDO AG
/s/ Christoph Tschumi	/s/ Grégoire Weber